UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             MONDIAL VENTURES, INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)

   NEVADA                 1000                   Applied For
-------------   ---------------------------   ----------------
(State or other    Standard Industrial          IRS Employer
jurisdiction of      Classification             Identification
incorporation or                                Number
organization)

Mondial Ventures, Inc.
Scott Taylor, President
8416 Angus Drive
Vancouver, British Columbia
Canada                                          V6P 1L3
------------------------------                 ----------
(Name and address of principal                 (Zip Code)
executive offices)

Registrant's telephone number,
including area code:                           (604)317-0568
                                           Fax:(604)681-7622
                                               --------------
Approximate date of
proposed sale to the public:               as soon as practicable after
                                           the  effective  date of this
                                           Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.            |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                   |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                   |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following.                                           |__|

                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES     DOLLAR           OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock   $380,000           $0.10       $380,000     $48.15
-----------------------------------------------------------------------

(1) Based on the last sales price on December 31, 2003
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


          SUBJECT TO COMPLETION, Dated March 23, 2004



Agent for service of process: Val-U-Corp Services Inc.
                              1802 N Carson Street, Suite 212
                              Carson City, Nevada, USA 89701
                              Telephone:  775-887-8853

                                 PROSPECTUS
                           MONDIAL VENTURES, INC.
                             3,800,000 SHARES
                               COMMON STOCK
                             ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                              ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 6-9.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ----------------

           The Date Of This Prospectus Is: March 23, 2004

                              Table Of Contents

                                                                            PAGE
Summary ....................................................................  5
Risk Factors ...............................................................  6
Risks Related To Our Financial Condition and Business Model
- -----------------------------------------------------------
  -  If we do not obtain additional financing, our business
     will fail .............................................................  6
  -  Because we have not commenced business operations, we face a high risk of business failure .......................................  7
  -  Because of the speculative nature of exploration of mining properties, there is substantial risk that our business
     will fail .............................................................  7
  -  Because of the inherent dangers involved in mineral
     exploration, there is a risk that we may incur liability or damages as we conduct our business ....................................  8
  -  Even if we discover commercial reserves of precious metals on the Q 29 Property, we may not be able to
     successfully obtain commercial production .............................  8
  -  We need to continue as a going concern if our business is to succeed ............................................................  8
  -  If we become subject to burdensome government regulation or other legal uncertainties, our business will be
     negatively affected ...................................................  8
  -  Because our  directors  own 61.2% of our  outstanding  stock, they could control and make corporate  decisions that may be disadvantageous to other minority stockholders ........................  9
  -  Because management has limited expirience in mineral exploration,  our business has a higher risk of failure .................................  9
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ......................   9
  -  A purchaser is purchasing penny stock which limits the
     sell the ability to stock .............................................  9
Forward-Looking Statements ................................................. 10
Use of Proceeds ............................................................ 10
Determination of Offering Price ............................................ 10
Dilution ................................................................... 10
Selling Shareholders ....................................................... 10
Plan of Distribution ....................................................... 14
Legal Proceedings .......................................................... 16
Directors, Executive Officers, Promoters and Control Persons...............  16
Security Ownership of Certain Beneficial Owners and Management.............  17
Description of Securities .................................................. 18
Interest of Named Experts and Counsel ...................................... 19
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities ................................................. 20
Organization Within Last Five Years ........................................ 20
Description of Business .................................................... 20
Plan of Operations ......................................................... 23
Description of Property .................................................... 24
Certain Relationships and Related Transactions ............................. 24
Market for Common Equity and Related Stockholder Matters ................... 24
Executive Compensation ..................................................... 26
Financial Statements ....................................................... 27
Changes in and Disagreements with Accountants .............................. 39
Available Information ...................................................... 39

                               Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property, the Q29 property located in the Nanaimo Mining Division of British Columbia, Canada. We own a 100% interest, subject to a 2% net smelter returns royalty, in the four mineral claims comprising the Q29 property. We purchased these claims from Mr. Edward McCrossan of Vancouver, British Columbia for a cash payment of $6,000.

Our objective is to conduct mineral exploration activities on the Q29 property in order to assess whether it possesses economic reserves of copper and gold. We have not yet identified any economic mineralization on the property. Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on May 29, 2002, under the laws of the state of Nevada. Our principal offices are located at 8416 Angus Drive Vancouver, British Columbia, Canada. Our telephone number is (604) 317-0568.

The Offering:

Securities Being Offered     Up to 3,800,000 shares of common stock.

Offering Price               The selling  shareholders  will sell  our shares at
                             $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering        The selling  shareholders will  determine when  and
                             how they will sell the common stock offered in this prospectus.

Termination of the Offering  The   offering   will  conclude  when  all  of  the
                             3,800,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued
And to be Issued             9,800,000 shares of our common stock are issued and
                             outstanding  as of the date of this prospectus. All
                             of  the  common   stock  to  be  sold   under  this
                             prospectus  will  be sold by existing shareholders.

Use of Proceeds              We will not  receive any proceeds  from the sale of
                             the  common  stock  by  the  selling  shareholders.

Summary Financial Information

Balance Sheet Data                    December 31, 2003
------------------

Cash                                        $29,573
Total Assets                                $29,573
Liabilities                                 $ 5,500
Total Stockholders' Equity                  $24,073

Statement of Loss and Deficit

                  From Incorporation on
            May 22, 2002 to December 31, 2003

Revenue                   $    0
Net Loss                 ($5,527)


                          Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Q29 property, and therefore we will need to obtain additional financing in order to complete our business plan. As of March 19, 2004, we had cash in the amount of $18,598. We currently do not have any operations and we have no income.

Our business plan calls for significant expenses in connection with the exploration of the Q29 property. While we have sufficient funds to conduct initial exploration on the property, we will require additional financing in order to determine whether the property contains economic mineralization. We will also require additional financing if the costs of the exploration of the Q29 property are greater than anticipated.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices for copper and gold, investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Q29 property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

Although we are preparing to commence exploration on the Q29 property in the spring of 2004, we have not yet commenced exploration on the property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on May 29, 2002 and were essentially dormant until November 2003. To date, we have been involved primarily in organizational activities and the acquisition of our mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Q29 property and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that our mineral claims contain economic mineralization or reserves of copper or gold. Exploration for minerals is a speculative venture necessarily involving substantial risk. Our exploration of the Q29 property may not result in the discovery of commercial quantities of copper or gold. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE Q29 PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Q29 property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing copper of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. At this time, we cannot assure investors that we will be able to obtain such financing.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

The Independent Auditor's Report to our audited financial statements for the period ended December 31, 2003, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are our net loss position, our failure to attain profitable operations and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose their investments.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict mineral property exploration and development. Under British Columbia mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws do not affect our current exploration plans, if we proceed to commence drilling operations on the Q29 property, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE OUR DIRECTORS OWN 61.2% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors own approximately 61.2% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE MANAGEMENT HAS ONLY LIMITED EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

None of our directors has any technical training in the field of geology. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations and ultimate financial success may suffer irreparable harm as a result.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                         Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                  Determination Of Offering Price

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                           Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                      Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 3,800,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1. 3,600,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on December 19, 2003; and

2. 200,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on December 31, 2003.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

                            Total Number
                            Of Shares To    Total Shares  Percentage of
                            Be Offered For  to Be Owned   Shares owned
Name Of      Shares Owned   Selling         Upon          Upon
Selling      Prior To This  Shareholders    Completion Of Completion of
Stockholder  Offering       Account         This Offering This Offering
--------------------------------------------------------------------------------

Janet Bowell      450,000      450,000           Nil           Nil
7838 Angus Drive
Vancouver, B.C.
V6P 5K5

Alicia Katz       450,000      450,000           Nil           Nil
7838 Angus Drive
Vancouver, B.C.
V6P 5K5

Andrew Wood       450,000      450,000           Nil           Nil
2696 West 34th Avenue
Vancouver, B.C.
V6N 2J2

Stephanie Hayes   450,000      450,000           Nil           Nil
2121 West 6th Avenue
Suite 210 Vancouver, B.C.
V6K 1V5

Andrew Orchard    450,000      450,000           Nil           Nil
2742 West 7th Avenue
Vancouver, B.C.
V6K 1Z4

Estuardo Ventura  450,000      450,000           Nil           Nil
4018 West 16th Avenue
Vancouver, B.C.
V6R 3E1

Alexis Tsaparas   450,000      450,000           Nil           Nil
4112 Puget Drive
Vancouver, B.C.
V6L 2V6

Josh Beale        450,000      450,000           Nil           Nil
2519 West 5th Avenue
Vancouver, B.C.
V6K 1S9

Anna Morris        10,000       10,000           Nil           Nil
1703 Edinburgh Street
New Westminster, B.C.
V3M 2W9

Eric Bull          10,000       10,000           Nil           Nil
11239 10th Avenue
Edmonton, Alberta
T6J 6S1

                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Owned Upon      Owned Upon
Name Of      Shares Owned   Selling         Completion      Completion
Selling      Prior To This  Shareholders    of this         Of This
Stockholder  Offering       Account         Offering        Offering
--------------------------------------------------------------------------------

Will Beale    10,000         10,000           Nil           Nil
2519 West 5th Avenue
Vancouver, B.C.
V6K 1S9

Ryan Cheney   10,000         10,000           Nil           Nil
109-2424 Cypress Street
Vancouver, B.C.
V6J 1T6

Sukjae Yim    10,000         10,000           Nil           Nil
3793 West 38th Avenue
Vancouver B.C.
V6Z 1N9

Laura Biffen  10,000         10,000           Nil           Nil
203-2095 West 46th Avenue
Vancovuer, B.C.
V6M 2K8

John Bull     10,000         10,000           Nil           Nil
321 10th Street
Calgary, Alberta
T2N 1V7

David M. Taylor 10,000       10,000           Nil           Nil
383 Oaklawn Crescent
Ottawa, Ontario
K4A 3J4

Eramelinda Boquer   10,000   10,000           Nil           Nil
5022 Third Avenue
Montreal, Quebec
H1Y 2W3

Michael Killam  10,000       10,000           Nil           Nil
1166 Dorien St.
Montreal, Quebec
H2K 4A1

Sebastien Crete 10,000       10,000           Nil           Nil
6607 Briand Street
Montreal Quebec
H4E 3L4

                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Owned Upon      Owned Upon
Name Of      Shares Owned   Selling         Completion      Completion
Selling      Prior To This  Shareholders    of this         Of This
Stockholder  Offering       Account         Offering        Offering
--------------------------------------------------------------------------------

Stephanie Senez    10,000         10,000           Nil           Nil
1033 Brown Street
Verdun, Quebec
H4H 2A7

Andrew Stroll      10,000         10,000           Nil           Nil
1225 Alexis-Nihon Blvd
Suite 302
Saint-Launrent, Quebec
H4R 2A6

Jake Nachum        10,000         10,000           Nil           Nil
40 Dauphin Road
Dollard Des Ormeaux
Quebec, H9G 1W3

Jason Nachum       10,000         10,000           Nil           Nil
40 Dauphin Road
Dollard Des Ormeaux
Quebec, H9G 1W3

Alain Themens      10,000         10,000           Nil           Nil
315 Strasbourg Prom.
Dollard Des Ormeaux
Quebec, H9G 1R9

Peter Theodoropoulos 10,000       10,000           Nil           Nil
304-2190 West 8th Avenue
Vancouver, B.C. V6B 3A2

Graeme Coutts      10,000         10,000           Nil           Nil
6025 Angus Avenue
Vancouver, B.C.
V6M 3N9

David Clifton      10,000         10,000           Nil           Nil
1288 Broughton Street
Suite 701 Vancouver, B.C.
V6G 2B5

Katie McMahon      10,000         10,000           Nil           Nil
6225 Cedarhurst Street
Vancouver, B.C.
V6N 1H9

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 9,800,000 shares of common stock outstanding on the date of this prospectus.

David M. Taylor is the father of Scott Taylor, our president and a director.

Otherwise, none of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.


                        Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $11,500. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  * contains a toll-free telephone number for inquiries on disciplinary actions;
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other informatio n and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

  *  bid and offer quotations for the penny stock;
  *  the   compensation  of  the  broker-dealer   and  its  salesperson  in  the
     transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                       Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 N. Carson Street, Suite 212, Carson City, Nevada, 89701.

    Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age
-----------------------         -----
Scott Taylor                     24
Joe Alvaro                       56

Executive Officers:

Name of Officer                  Age            Office
---------------------           -----           -------
Scott Taylor                     24             President, Chief
                                                Executive Officer,
                                                and a Director

Joe Alvaro                       56             Secretary, Treasurer,
                                                Principal Accounting
                                                Officer and a Director

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Scott Taylor has acted as our President, chief executive officer and as a director since our incorporation. Mr. Taylor is a graduate of Touro College in Moscow, Russia, receiving his Bachelor of Science degree in science finance in January 2004. As part of his degree requirement, Mr. Taylor completed a thesis in international diamond mining ventures in northern Russia. Part of Mr. Taylor's undergraduate work was completed at the University of Economics in Barcelona, Spain, Franklin College in Lugano, Switzerland, the University of Calgary and the University of British Columbia.

From January to December 2002, Mr. Taylor acted as a business development consultant for Delta Financial Group in Moscow, Russia where he established a customer service training program for the company's loan officers and analyzed expansion and marketing efforts. From January to August 2003, Mr. Taylor was employed as a research and financial analyst with Al-Toukhi Group, a private company based in Dubai and Alberta. As part of his duties, Mr. Taylor researched and compiled data on various Alberta oil sands projects.

Since October 2003, Mr. Taylor has been employed as a venture capital consultant with Clifton Capital Consulting, a private British Columbia business involved in organizing and acquiring gold, diamond and oil and gas projects in South America and Russia.

Mr. Joe Alvaro has acted as our secretary, treasurer and as a director since our incorporation. For over 30 years, he has been employed as a superintendent at York Sheet Metal, a Burnaby, British Columbia based commercial construction company that supplies and installs air conditioning, heating and sheet metal products. He employment tasks include overseeing workers and materials for specific contracts.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

    Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
--------------------------------------------------------------------------------

Common         Scott Taylor                     3,000,000       30.06%
Stock          President, Chief
               Executive Officer
               And Director
               8416 Angus Drive
               Vancouver, B.C.
               Canada

Common         Joe Alvaro                       3,000,000       30.06%
Stock          Secretary, Treasurer
               Principal Accounting Officer
               and Director
               2664 Walpole Crescent
               North Vancouver, B.C.
               Canada

Common         All Officers and Directors       6,000,000       60.12%
Stock          as a Group that consists of        shares
               two people

The percent of class is based on 9,800,000 shares of common stock issued and outstanding as of the date of this prospectus.

                         Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of March 19, 2004, there were 9,800,000 shares of our common stock issued and outstanding that are held by 30 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Mr. Warren J. Soloski, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Dohan and Company, Certified Public Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

            Disclosure Of Commission Position Of Indemnification For
                           Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

                       Organization Within Last Five Years

We were incorporated on May 29, 2002 under the laws of the state of Nevada. On that date, Scott Taylor and Joe Alvaro were appointed as our directors. As well, Mr. Taylor was appointed as our president and chief executive officer, while Mr. Alvaro was appointed as our secretary and treasurer.

                             Description Of Business

In General

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We own a 100% interest, subject to a 2% net smelter returns royalty, in four contiguous mineral claims collectively known as the Q29 property. A net smelter returns royalty is the amount of money that we would receive from the sale of minerals from the property to a smelter, less refining charges, ore treatment charges, penalties and transportation costs.

Our plan of operation is to conduct exploration work on the Q29 property in order to ascertain whether it possesses economic quantities of copper or gold. There can be no assurance that economic mineral deposits or reserves, exist on the Q29 property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Q29 Property Purchase Agreement

On December 22, 2003, we entered into an agreement with Mr. Edward McCrossan of Vancouver, British Columbia, whereby he agreed to sell to us a total of four mineral claims located approximately 20 kilometers west of Port Alice, British Columbia. In order to acquire a 100% interest in these claims, we paid $6,000 to Mr. McCrossan.

Description, Location and Access

The Q29 property is located in the Nanaimo Mining Division on Vancouver Island, British Columbia approximately 20 kilometers west of Port Alice. The property is road accessible by Western Forest Products logging roads which being south of Port Alice on the east side of Neroutsos Inlet.

Topography within the claims area is moderate with elevations ranging between 250 feet and 1,300 feet. Vegetation and climate are typical for the west coast of Vancouver Island. Second growth vegetation in previously logged areas can be dense and difficult to traverse. Rainfall, at times, can be heavy and continuous.

Exploration History

To  date,  no  mineral   deposit  has  been  delineated  on  the  Q29  property.
Consequently there has been no significant commercial production from the property or any reserved or resource calculated.

In 2001, sixteen rock grab samples were collected along logging road cut exposures within the Q29 claims. Grab samples are soil samples or pieces of rock that appear to contain precious metals such as gold or industrial metals such as copper. All samples gathered were sent to a laboratory where they were crushed and analysed for metal content. The samples indicate low level anomalies of zinc, silver, barium and arsenic. These are elements often associated with the presence of copper and gold.

Geological Report: Q29 Group Property

We have obtained a geological report on the Q29 property that was prepared by Mr. Edward McCrossan, a professional geologist, of Vancouver, British Columbia. The geological report summarizes the results of exploration in the area of the Q29 property and makes a recommendation for further exploration work.

In his report, Mr. McCrossan concludes that the Q29 property has the potential to host precious metal and polymetallic mineral occurrences and deposits. He notes that previous sampling results from the area returned between 0.15% and 0.60% copper. If such mineralization continued over a significant area, the Q29 property could potentially host a mineral deposit.

Mr. Geiger recommends that we undertake an initial exploration program on the property to determine the extent to which mineral levels continue over different areas of the property. He suggests that such a program consist of grid emplacement accompanied by geological, geochemical and geophysical surveys. Additional phases consisting of trenching and diamond drilling are also recommended.

The geochemical portion of the initial phase program will consist of our consulting geologist and his assistant gathering samples from property areas with the most potential to host economically significant mineralization based on past exploration results.

Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the province of British Columbia, specifically. Under these laws, prior to production, we have the right to explore the property, subject only to a notice of work which may entail posting a bond if we significantly disturb the property surface. This would first occur during the drilling phase of exploration.

In addition, production of minerals in the province of British Columbia requires prior approval of applicable governmental regulatory agencies. We can provide no assurance to investors that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known at this time.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

         -     Water discharge will have to meet water standards;

         -     Dust generation will have to be minimal or otherwise re-mediated;

         - Dumping of material on the surface will have to be re-contoured and re-vegetated;

         - An assessment of all material to be left on the surface will need to be environmentally benign;

         - Ground water will have to be monitored for any potential contaminants;

         - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

         - There will have to be an impact report of the work on the local fauna and flora.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.


                        Plan Of Operation

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended grid emplacement and geological, geochemical and geophysical surveys on the Q29 property. We anticipate that the cost of this program will be approximately $10,000 and will take approximately 60 days, including the interpretation of all data collected.

If results of this initial exploration program indicate that the Q29 property may contain an economic mineral deposit, we will proceed with a trenching program in the summer or fall of 2004. We expect the trenching program will cost approximately $15,000 and take approximately 60 days to complete.

As well, we anticipate spending an additional $12,500 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $37,500.

While we have enough funds on hand to complete our initial exploration phase on the Q29 property, we will require additional funding in order to proceed with the trenching program and to cover administrative costs. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund the second phase of the exploration program. We believe that debt financing will not be an alternative for funding the complete exploration program. We do not have any arrangements in place for any future equity financing.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We may also seek to obtain short-term loans from our directors, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

Results Of Operations For Period Ending December 31, 2003

We did not earn any revenues during the period ending December 31, 2003. We do not anticipate earning revenues until such time as we have entered into commercial production on the Q29 property. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $5,527, for the period from our inception on May 29, 2002 to December 31, 2003. These operating expenses were comprised of accounting and audit fees of $5,500 and bank charges of $27

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                       Description Of Property

We own a 100% interest, subject to a 2% net smelter returns royalty, in four mineral claims comprising the Q29 property. We do not own or lease any property other than the Q29 property.

            Certain Relationships And Related Transactions

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  * Any of our directors or officers;
  * Any person  proposed as a nominee for  election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  * Any of our promoters;
  * Any relative or spouse of any of the foregoing persons who has the same house as such person.

    Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  30  registered
shareholders.

Rule 144 Shares

A total of 3,000,000 shares of our common stock are available for resale to the public after December 12, 2004, and an additional 3,000,000 shares are available for resale after December 15, 2004, in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of s hares of the company's common stock then outstanding which, in our case, will equal 98,000, shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 6,000,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended June 30, 2003.

                         Annual Compensation

                                Other Restricted Options/ LTIP Other
                                        Stock  * SARs  payouts Comp
Name    Title  Year Salary Bonus Comp. Awarded    (#)     ($)
_______________________________________________________________________________
Scott   Pres., 2003  $0     0      0        0          0        0
Taylor  CEO &
        Dir.

Joe     Sec.,  2003  $0     0      0        0          0        0
Alvaro  & Dir.


Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr. Taylor or Mr. Alvaro. We do not pay them any amount for acting as a director.

                        Financial Statements

Index to Financial Statements:

1. Independent Auditor's Report;

2. Audited financial statements for the period from May 29, 2003 (inception) to December 31, 2003, including:

  a. Balance Sheet;

  b. Statement of Operations;

  c. Statement of Cash Flows;

  d. Statement of Stockholders' Equity; and

  e. Notes to Financial Statements

                              MONDIAL VENTURES, INC.

                         (An Exploration Stage Company)

                              FINANCIAL STATEMENTS

                           December 31, 2003 and 2002

Dohan and Company                                  7700 North Kendall Drive, 200
Certified Public Accountants                       Miami, Florida     33156-7564
A Professional Association                         Telephone      (305) 274-1366
                                                   Facsimile      (305) 274-1368
                                                   E-mail         info@uscpa.com
                                                   Internet        www.uscpa.com

                           INDEPENDENT AUDITOR'S REPORT



Stockholders and Board of Directors
Mondial Ventures, Inc. (An Exploration Stage Company)
Vancouver, BC  Canada

We have audited the accompanying balance sheet of Mondial Ventures, Inc. (An Exploration Stage Company) as of December 31, 2003, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2003 and the period from inception (May 29, 2002) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mondial Ventures, Inc. (An Exploration Stage Company) at December 31, 2003, and the results of its operations and its cash flows for the year ended December 31, 2003 and the period from inception (May 29, 2002) to December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred a loss of $5,527 for the year ended December 31, 2003, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                    /s/ Dohan and Company, P.A.
                                                   Certified Public Accountants

Miami, Florida
February 25, 2004

                              MONDIAL VENTURES INC.
                         (An Exploration Stage Company)
                                  BALANCE SHEET


                                                                                                December 31,
                                                                                                    2003
                                     ASSETS
                                     ------
Current
   Cash and cash equivalents                                                                    $      29,573
   Deferred tax asset less valuation allowance of $1,935 in 2003
                                                                                                            -
                                                                                                  -----------
Total assets                                                                                    $      29,573
                                                                                                  ===========
                                   LIABILITIES
                                   -----------
Current
   Accounts payable and accrued liabilities                                                     $       5,500
                                                                                                  -----------
                              STOCKHOLDERS' EQUITY
                              --------------------
   Common stock
     75,000,000 shares authorized, $0.001 par value
     9,800,000 shares issued and outstanding in 2003                                                    9,800
   Additional paid-in capital                                                                          19,800
   Deficit accumulated during the exploration stage                                                (   5,527)
                                                                                                  -----------
Total stockholders' equity                                                                             24,073
                                                                                                  -----------
Total liabilities and stockholders' equity                                                      $      29,573
                                                                                                  ===========







  The accompanying notes are an integral part of these financial statements

                             MONDIAL VENTURES, INC.
                         (An Exploration Stage Company)
                            STATEMENTS OF OPERATIONS


                                                                                              May 29, 2002
                                                                                            (Inception) to
                                                                      December 31,            December 31,
                                                                          2003                   2003
                                                                          ----                   ----
Expenses
   Accounting and audit fees                                            $    5,500              $    5,500
   Bank charges                                                                 27                      27
                                                                         ---------               ---------
Loss before income taxes                                                $    5,527              $    5,527

Provision for income taxes                                                       -                       -
                                                                         ---------               ---------
Net loss                                                                $    5,527              $    5,527
                                                                         =========               =========
Basic and diluted net loss per share                                    $     0.00
                                                                         =========
Weighted average number of shares outstanding                              460,384
                                                                         =========






 The accompanying notes are an integral part of these financial statements

                             MONDIAL VENTURES, INC.
                         (An Exploration Stage Company)
                            STATEMENTS OF CASH FLOWS


                                                                                                May 29, 2002
                                                                                              (Inception) to
                                                                           December 31,         December 31,
                                                                               2003                 2003
                                                                               ----                ----
Operating Activities
   Net loss                                                                  $(  5,527)           $ ( 5,527)
   Change in liabilities
     Increase in accounts payable and accrued liabilities                         5,500                5,500
                                                                              ---------            ---------
Net cash used in operating activities                                         (    27)             (    27)
                                                                              ---------            ---------
Financing Activity
   Proceeds from the issuance of common stock                                    29,600               29,600
                                                                              ---------            ---------
Net cash from financing activity                                                 29,600               29,600
                                                                              ---------            ---------
Increase in cash and cash equivalents during
period                                                                           29,573               29,573

Cash and cash equivalents, beginning of period                                        -                    -
                                                                              ---------            ---------
Cash and cash equivalents, end of period                                     $   29,573           $   29,573
                                                                              =========            =========

Cash paid during period for:
   Interest                                                                  $        -           $        -
   Income taxes                                                                       -                    -
                                                                              =========            =========







 The accompanying notes are an integral part of these financial statements

                             MONDIAL VENTURES, INC.
                         (An Exploration Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY


                                                                                         Deficit
                                                                                       Accumulated
                                                                       Additional      During the
                                             Common Shares              Paid-in        Exploration
                                    --------------------------------
                                        Number         Par Value        Capital           Stage           Total
                                        ------         ---------        -------           -----           -----
Balance, May 29, 2002
(Inception) and December 31,
2002                                             -  $            -  $            -   $            -  $            -
Issuance of common stock
for cash at $0.001 per share,
December 2003                            9,600,000           9,600               -                -           9,600
Issuance of common stock
for cash at $0.10 per share,
December 2003                              200,000             200          19,800                -          20,000
Net loss                                         -               -               -       (    5,527)     (    5,527)
                                         ---------         -------        --------      -----------      ----------
Balance, December 31, 2003               9,800,000      $    9,800     $    19,800     $ (    5,527)    $    24,073
                                         =========       =========      ==========      ===========      ==========








 The accompanying notes are an integral part of these financial statements

                             MONDIAL VENTURES, INC.
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           December 31, 2003 and 2002



Note 1        Nature and Continuance of Operations
              ------------------------------------

              The Company was incorporated in the State of Nevada on May 29, 2002 and is in the business of acquisition and exploration of mineral properties. The Company is considered to be in the exploration stage.

              The Company has acquired a mineral property located in the Province of British Columbia, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

              These financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America with the on-going assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. However, certain conditions noted below currently exist which raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

              The operations of the Company have primarily been funded by the issuance of capital stock. Continued operations of the Company are dependent on the Company's ability to complete equity financings or generate profitable operations in the future. Management's plan in this regard is to secure additional funds through future equity financings. Such financings may not be available or may not be available on reasonable terms.

              Management of the Company intends to file an SB2 Registration Statement, which includes a shareholder offering of 3,800,000 common shares at $0.10 per share. This offering is subject to regulatory approval.


                                                                           2003
                                                                           ----
              Deficit accumulated during the exploration stage         $ (5,527)
              Working capital                                            24,073
                                                                       ========

                             MONDIAL VENTURES, INC.
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

Note 2        Summary of Significant Accounting Policies
              ------------------------------------------

              The financial statements of the Company have been prepared in conformity with generally accepted accounting principles in the United States of America and are stated in US dollars. The significant accounting policies adopted by the Company are as follows:

              Use of Estimates
              ----------------

              The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

              Foreign Currency Translation
              ----------------------------

              Transaction amounts denominated in foreign currencies are translated at exchange rates prevailing at transaction dates. Carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date. Non-monetary assets and liabilities are translated at the exchange rate on the original transaction date. Gains and losses from restatement of foreign currency monetary assets and liabilities are included in the statements of operations. Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in the statements of operations.

              Comprehensive Income
              --------------------

              The Company has adopted Statement of Financial Accounting Standards No.130, "Reporting Comprehensive Income". Comprehensive income is comprised of foreign currency translation adjustments.

              Cash and Cash Equivalents
              -------------------------

              The Company considers cash held at banks and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

              Mineral Property
              ----------------

              Costs of acquisition, exploration, carrying and retaining unproven mineral properties are expensed as incurred.

                             MONDIAL VENTURES, INC.
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Impairment of Long-lived Assets
              -------------------------------

              Capital assets are reviewed for impairment in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", which was adopted effective January 1, 2002. Under SFAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

              Income Taxes
              ------------

              A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefits) result from the net change during the period of deferred tax assets and liabilities.

              Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

              Net Loss per Share
              ------------------

              Basic net loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share takes into consideration shares of common stock outstanding (computed under basic net loss per share) and potentially dilutive shares of common stock.

              Recent Accounting Pronouncements
              --------------------------------

              In April 2003,  FASB issued  Statements  of  Financial  Accounting
              Standards No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS 149"). SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities". SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003.

              In May 2003, FASB issued Statements of Financial Accounting Standards No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

                             MONDIAL VENTURES, INC.
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           December 31, 2003 and 2002


Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Recent Accounting Pronouncements - (cont'd)
              --------------------------------

              SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003.

              The adoption of these new pronouncements is not expected to have a material effect on the Company's financial position or results of operations.

Note 3        Mineral Property
              ----------------

              Mineral Claims, Port Alice
              --------------------------

              Pursuant to a mineral property purchase agreement dated December 22, 2003, the Company acquired a 100% undivided right, title and interest in and to four mineral claims located in Port Alice, British Columbia for $6,000, paid by the Company upon closing of this agreement on January 5, 2004. The property is subject to a 2% net smelter returns royalty payable to the vendor.

              As the claims do not contain any known reserves, the acquisition costs will be expensed during the year ended December 31, 2004.

Note 4        Common Stock
              ------------

              In December 2003, the Company issued 9,600,000 shares of common stock at a price of $0.001 per share for total proceeds of $9,600.

              In December 2003, the Company issued 200,000 shares of common stock at a price of $0.10 per share for total proceeds of $20,000.

Note 5        Income Taxes
              ------------
              A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

                                                                        2003
                                                                        ----
              Net loss                                               $ (5,527)
                                                                      =======

              Expected income tax recovery                           $  1,935
              Unrecognized current benefit of  operating losses        (1,935)
                                                                      -------
              Total income taxes                                            -
                                                                      =======

                             MONDIAL VENTURES, INC.
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           December 31, 2003 and 2002


Note 5        Income Taxes - (cont'd)
              ------------

              The significant components of the Company's future income tax assets are as follows:

                                                                            2003
                                                                            ----
              Future income tax assets
              Operating loss carryforwards                              $ 1,935
                                                                          ------
                                                                          1,935
              Valuation allowance                                        (1,935)
                                                                          ------
              Net future income tax asset                                     -
                                                                          ======

              The Company has available for deduction, against future taxable income operating losses of approximately $5,500. These losses, if not utilized,will expire in 2023. Future tax benefits which may arise as a result of these operating losses have been offset by a valuation allowance and have not been recognized in these financial statements.


Note 6        Financial Instruments
              ---------------------
              The Company's financial instruments consist of cash and cash equivalents and accounts payable and accrued liabilities. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying values, unless otherwise noted.


Note 7        Segment Information
              -------------------
              The  Company   operates in   one  reportable  segment,  being  the
              exploration of mineral properties, in Canada.

           Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

                      Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until ____, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                Part II

                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

         (1)     a  willful  failure   to  deal  fairly with  the company or its
                 shareholders in connection with a matter in which the director has a material conflict of interest;

         (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

         (3) a transaction from which the director derived an improper personal profit; and

         (4)     willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (1)     such indemnification is  expressly required to be made by law;

         (2)     the proceeding was authorized by our Board of Directors;

         (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $     48.15
Transfer Agent Fees                                         $  1,000.00
Accounting fees and expenses                                $  5,000.00
Legal fees and expenses                                     $  5,000.00
Edgar filing fees                                           $  1,500.00

                                                            -----------
Total                                                       $ 12,548.15
                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


Recent Sales Of Unregistered Securities

We issued 3,000,000 shares of our common stock to Mr. Scott Taylor on December 12, 2003 and 3,000,000 shares to Mr. Joe Alvaro on December 15, 2003. Mr. Taylor is our president, chief executive officer and a director. Mr. Alvaro is our secretary, treasurer, principal financial officer and a director. Mr. Taylor and Mr. Alvaro acquired these 6,000,000 shares at a price of $0.001 per share for total proceeds to us of $6,000.00. These shares were issued pursuant to Regulations S of the Securities Act of 1933 (the "Securities Act") and are restricted shares as defined in the Securities Act. Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 3,600,000 shares of our common stock at a price of $0.001 per share to a total of eight purchasers on December 19, 2003. The total amount received from this offering was $3,600. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 200,000 shares of our common stock at a price of $0.10 per share to a total of 20 purchasers on December 31, 2003. The total amount received from this offering was $20,000. We completed this offering pursuant to Regulation S of the Securities Act.

With respect to each of the above offerings completed pursuant to Regulation S of the Securities Act, each purchaser represented to us that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his or her intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends will be affixed to the stock certificates issued to each purchaser in accordance with Regulation S.

Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

                             Exhibits
Exhibit
Number             Description

  3.1             Articles of Incorporation
  3.2             Bylaws
  5.1             Legal opinion of Warren J. Soloski, with consent to use
 10.1             Mineral Property Purchase Agreement
 23.1             Consent of Dohan and Company, Certified Public Accountants

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on March 23, 2004.

                             Mondial Ventures, Inc.

                             By:/s/ Scott Taylor
                             ------------------------------
                             Scott Taylor, President, Chief
                             Executive Officer and Director

                           Power of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Scott Taylor, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE               CAPACITY IN WHICH SIGNED             DATE

/S/ Scott Taylor        President, Chief Executive     March 23, 2004
----------------------- Officer and Director
Scott Taylor


/s/ Joe Alvaro          Secretary, Treasurer,          March 23, 2004
----------------------- Principal Accounting
Joe Alvaro              Officer and Director